4Q15 and FY 2015 Financial Results January 22, 2016 Exhibit 99.2

Forward-looking statements This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; the rate of growth in the economy and employment levels, as well as general business and economic conditions; our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets; our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations; liabilities and business restrictions resulting from litigation and regulatory investigations; our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks; management’s ability to identify and manage these and other risks; and any failure by us to successfully replicate or replace certain functions, systems and infrastructure provided by The Royal Bank of Scotland Group plc (RBS). In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the United States Securities and Exchange Commission on March 3, 2015. Note: Percentage changes, per share amounts, and ratios presented in this document are calculated using whole dollars.

Table of contents page 4Q15 highlights 3 Adjusted financial summary 6 Adjusted FY2015 performance vs. guidance 18 FY2016 outlook 25 1Q16 outlook 26 Appendix 1 – 2015 28 Appendix 2 – 2016 outlook 37 Appendix 3 – Non-GAAP reconciliation 42

4Q15 highlights

Improving profitability and returns	▪ Adjusted diluted EPS of $0.42 up 5% from 3Q15 and up 8% from Adjusted[1] diluted 4Q14 ▪ Operating leverage of 2% YoY ▪ NIM improved to 2.77% from 2.76% in 3Q15 ▪ Adjusted ROTCE of 6.7%, with efficiency ratio of 66% improving from Adjusted[1] 67% in 4Q14
Continued progress on strategic growth, efficiency and balance sheet optimization initiatives	▪ Generated 7% 4Q15 YoY average loan growth, with strength in both commercial and consumer – Loan yields improved 2 bps and deposit costs improved 1 bp from 3Q15 ▪ Consumer Banking initiatives – 1.3% HH growth YoY, continued progress in student and organic auto originations, business bankers up 26 YoY; regaining momentum in Wealth and Mortgage under new leadership ▪ Commercial Banking initiatives – Strong loan growth across major businesses with CRE loans up 16% YoY; Treasury Solutions fees up 7% YoY ▪ Continued focus on improving efficiency – on track to deliver $200 million in Top I savings and targeting $90-115 million of pre-tax benefit from Top II in 2016
Excellent credit quality and progress on risk management	▪ Net charge-off ratio of 0.31% stable with 3Q15 and down from 0.35% in 4Q14 ▪ Allowance for loan and lease losses of 1.23% of total loans and leases stable with 3Q15 ▪ Allowance coverage of NPLs 115% vs. 116% in 3Q15 and 109% in 4Q14
Strong capital, liquidity and funding	▪ Robust capital levels with a Common Equity Tier 1 Ratio of 11.7% ▪ 4Q15 average deposits increased $6.6 billion, or 7% vs. 4Q14; loan-to-deposit ratio of 97% ▪ Completed separation from RBS; repurchased and issued $750 million of sub-debt and issued $750 million of senior notes

1) Adjusted results are non-GAAP items. Where there is a reference to an "Adjusted" result in a paragraph, all measures which follow that "Adjusted" result are also "Adjusted" and exclude restructuring charges and special items as applicable. See important information on use of Non-GAAP items in the Appendix. There were no restructuring charges and special items recorded in third quarter 2015 and fourth quarter 2015.

Citizens Financial Group, Inc.

3

Financial summary – GAAP

	Quarterly trend					Full year		
				4Q15 change from				2015 change
$s in millions	4Q15	3Q15	4Q14	3Q15	4Q14	2015	2014	from 2014
Net interest income	$ 870	$ 856	$ 840	$ 14	$ 30	$3,402	$ 3,301	$ 101
Noninterest income	362	353	339	9	23	1,422	1,678	(256)
Total revenue	1,232	1,209	1,179	23	53	4,824	4,979	(155)
Noninterest expense	810	798	824	12	(14)	3,259	3,392	(133)
Pre-provision profit	422	411	355	11	67	1,565	1,587	(22)
Provision for credit losses	91	76	72	15	19	302	319	(17)
Income before income tax expense	331	335	283	(4)	48	1,263	1,268	(5)
Income tax expense	110	115	86	(5)	24	423	403	20
Net income	$ 221	$ 220	$ 197	$ 1	$ 24	$ 840	$ 865	$ (25)
Preferred dividends	$ —	$ 7	$ —	$ (7)	$ —	$ 7	$ —	$ 7
Net income available to common stockholders	$ 221	$ 213	$ 197	$ 8	$ 24	$ 833	$ 865	$ (32)
$s in billions								
Average interest earning assets	$ 124.2	$ 123.0	$ 118.7	$ 1.2	$ 5.5	$122.9	$ 116.2	$ 6.8
Average deposits [2]	$ 101.4	$ 101.0	$ 94.8	$ 0.4	$ 6.6	$ 99.2	$ 92.6	$ 6.6
Key metrics								
Net interest margin	2.77 %	2.76 %	2.80 %	1 bps	(3) bps	2.75 %	2.83 %	(8) bps
Loan-to-deposit ratio [2]	96.9	96.1	97.9	88 bps	(95) bps	96.9	97.9	(95) bps
ROTCE[1,3]	6.7	6.6	6.1	15 bps	63 bps	6.4	6.7	(26) bps
ROTA[1,4]	0.7	0.7	0.6	(1) bps	4 bps	0.7	0.7	(6) bps
Efficiency ratio [1]	66 %	66 %	70 %	(26) bps	(412) bps	68 %	68 %	(56) bps
FTEs[5]	17,714	17,817	17,677	(103)	37	17,714	17,677	37
Per common share								
Diluted earnings	$ 0.42	$ 0.40	$ 0.36	$ 0.02	$ 0.06	$ 1.55	$ 1.55	$ —
Tangible book value [1]	$ 24.63	$ 24.52	$ 23.46	$ 0.11	$ 1.17	$24.63	$ 23.46	$ 1.17
Average diluted shares outstanding (in millions)	530.3	533.4	550.7	(3.1)	(20.4)	538.2	557.7	(19.5)

Highlights

Linked quarter:

- GAAP net income up slightly
- NII up $14 million, reflecting 1.5% average loan growth and improving NIM
- Noninterest income up $9 million, or 3%, driven by strength in service charges and fees
- Noninterest expense up $12 million, or 2%, given an increase in technology-related expense and higher outside services
- Provision expense increased $15 million, of which $14 million reflects a 4Q15 reserve build in excess of charge-offs

Prior year quarter:

- GAAP net income increased $24 million driven by good revenue growth, expense discipline and lower restructuring charges and special items
- NII up $30 million, as average loans grew 7%
  - NIM decline of 3 bps largely due to higher deposit costs in 1H15
  - 5% average earning asset growth
- Noninterest income up $23 million, led by an increase in service charges and fees and securities gains partially offset by weaker capital markets fees given challenging markets
- Noninterest expense down 2% reflecting reduction in restructuring charges and special items
- Provision expense increased $19 million given reserve build

FY15 vs FY14:

- GAAP net income down $25 million from 2014, which included a $180 million after-tax benefit from Chicago Divestiture; results also reflect a $74 million after-tax net decrease in restructuring charges and special items

1) Non-GAAP item. See important information on use of Non-GAAP items in the Appendix.
2) Includes held for sale. Loan-to-deposit ratio is period-end.
3) Return on average tangible common equity.
4) Return on average total tangible assets.
5) Full-time equivalent employees.

4

Restructuring charges and special items GAAP results included restructuring charges and special items related to enhancing efficiencies and improving processes across the organization and separation from The Royal Bank of Scotland Group plc (“RBS”). These are non-GAAP financial measures. Please see Non-GAAP Reconciliation Tables in the Appendix for an explanation of our use of non-GAAP financial measures and their reconciliation to GAAP. Restructuring charges and special items (1) 4Q15 change from 2015 change from ($s in millions, except per share data) 4Q15 3Q15 4Q14 3Q15 4Q14 2015 2014 2014 Pre-tax net gain on Chicago Divestiture — $ — $ — $ — $ — $ — $ 288 $ (288) After-tax net gain on Chicago Divestiture — $ — $ — $ — $ — — $ 180 $ (180) Pre-tax total noninterest expense restructuring charges and special items — — 33 — (33) 50 169 (119) After-tax total noninterest expense restructuring charges and special items — — 20 — (20) 31 105 (74) Pre-tax restructuring charges and special items — — (33) — 33 (50) 119 (169) After-tax restructuring charges and special items — — (20) — 20 (31) 75 (106) Diluted EPS impact — $ — $ (0.03) $ — $ 0.03 $ (0.06) $ 0.13 $ (0.19) $

Adjusted financial summary - excluding restructuring charges and special items[1]

$s in millions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Net interest income	$ 870	$ 856	$ 840	$ 14	2 %	$ 30	4 %
Noninterest income	362	353	339	9	3	23	7
Total revenue	1,232	1,209	1,179	23	2	53	4
Adjusted noninterest expense [1]	810	798	791	12	2	19	2
Adjusted pre-provision profit [1]	422	411	388	11	3	34	9
Provision for credit losses	91	76	72	15	20	19	26
Adjusted pretax income [1]	331	335	316	(4)	(1)	15	5
Adjusted income tax expense [1]	110	115	99	(5)	(4)	11	11
Adjusted net income [1]	221	220	217	1	—	$ 4	2
Preferred dividends	—	7	—	(7)	(100)	$ —	NM
Adjusted net income available to common stockholders [1]	$ 221	$ 213	$ 217	$ 8	4 %	$ 4	2 %
$s in billions							
Average interest earning assets	$ 124.2	$ 123.0	$ 118.7	$ 1.2	1 %	$ 5.5	5 %
Average deposits [2]	$ 101.4	$ 101.0	$ 94.8	$ 0.4	— %	$ 6.6	7 %
Key metrics							
Net interest margin	2.77 %	2.76 %	2.80 %	1 bps		(3) bps	
Loan-to-deposit ratio [2]	96.9 %	96.1 %	97.9 %	88 bps		(95) bps	
Adjusted ROTCE [1,3]	6.7 %	6.6 %	6.8 %	15 bps		(1) bps	
Adjusted ROTA [1,4]	0.7 %	0.7 %	0.7 %	(1) bps		(2) bps	
Adjusted efficiency ratio [1]	66 %	66 %	67 %	(26) bps		(135) bps	
FTEs [5]	17,714	17,817	17,677	(103)	(1) %	37	— %
Per common share							
Adjusted diluted EPS [1]	$ 0.42	$ 0.40	$ 0.39	$ 0.02	5 %	$ 0.03	8 %
Tangible book value [1]	$ 24.63	$ 24.52	$ 23.46	$ 0.11	— %	$ 1.17	5 %
Average diluted shares outstanding (in millions)	530.3	533.4	550.7	(3.1)	(1) %	(20.4)	(4) %

1) Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2) Includes held for sale. Loan-to-deposit ratio is period-end.
3) Adjusted return on average tangible common equity.
4) Adjusted return on average total tangible assets.
5) Full-time equivalent employees.

Highlights

Linked quarter:

- Net income was relatively stable, as revenue growth was largely offset by an increase in noninterest expense and provision for credit losses
- Total revenue was up $23 million, or 2%
  - NII up $14 million reflecting 1.5% average loan growth, improving earning asset yields and lower deposit costs, which were partially offset by higher term debt costs
- Noninterest income up $9 million, or 3%, driven by strength in service charges and fees
- Adjusted noninterest expense increased $12 million, largely reflecting an increase in technology-related expense and higher outside services costs.
- Efficiency ratio improved by 26 basis points
- Provision expense increased $15 million, driven by a $14 million 4Q15 reserve build tied to loan growth
- Tangible book value per share up slightly to $24.63

Prior year quarter:

- Net income was up $4 million, reflecting the impact of positive operating leverage
- Total revenue was up $53 million, or 4%
  - NII up 4% with 5% average earning asset growth muted by lower yields
  - Noninterest income up 7% driven by strength in service charges and fees and higher securities gains, partially offset by weaker capital markets fees given challenging markets
- Noninterest expense up 2% on an Adjusted basis, reflecting the impact of investment in our strategic growth initiatives
  - Efficiency ratio improved by 135 bps
- Provision expense increased $19 million
- Adjusted diluted EPS up 8%

6

Adjusted full year financial summary - excluding restructuring charges and special items[1]

$s in millions	2015	2014	2015 change from 2014 $	2015 change from 2014 %	Excluding the estimated impact of Chicago Divestiture[6]
Net interest income	$ 3,402	$ 3,301	$ 101	3 %	↑ 4%
Adjusted noninterest income[1]	1,422	1,390	32	2	↑ 4%
Adjusted total revenue[1]	4,824	4,691	133	3	↑ 4%
Adjusted noninterest expense[1]	3,209	3,223	(14)	—	↑ 1%
Adjusted pre-provision profit[1]	1,615	1,468	147	10	
Provision for credit losses	302	319	(17)	(5)	
Adjusted pretax income[1]	1,313	1,149	164	14	
Adjusted income tax expense[1]	442	359	83	23	
Adjusted net income[1]	871	790	81	10	
Preferred dividends	7	—	7	100	
Adjusted net income available to common stockholders[1]	$ 864	$ 790	$ 74	9 %	
$s in billions					
Average interest earning assets	$ 122.9	$ 116.2	$ 6.8	6 %	
Average deposits[2]	$ 99.2	$ 92.6	$ 6.6	7 %	↑ 10%
Key metrics					
Net interest margin	2.75 %	2.83 %	(8) bps		
Loan-to-deposit ratio[2]	96.9	97.9	(95) bps		
Adjusted ROTCE[1,3]	6.7	6.1	56 bps		
Adjusted ROTA[1,4]	0.7	0.7	3 bps		
Adjusted efficiency ratio[1]	67 %	69 %	(218) bps		
FTEs[5]	17,714	17,677	37	— %	
Per common share					
Adjusted diluted EPS[1]	$ 1.61	$ 1.42	$ 0.19	13 %	
Tangible book value[1]	$ 24.63	$ 23.46	$ 1.17	5	
Average diluted shares outstanding (in millions)	538.2	557.7	(19.5)	(3) %	

Highlights

- Adjusted net income increased $81 million, or 10%, driven by Adjusted revenue growth of 3% and declines in both provision for credit losses and noninterest expense.
  - Adjusted diluted EPS up 13%
- Adjusted total revenue increased $133 million
  - NII up $101 million driven by strong loan growth
  - Adjusted noninterest income increased $32 million, driven by strength in mortgage banking fees, with mortgage originations up 56%
- Adjusted noninterest expense was relatively stable as efficiency initiatives continue to offset the cost of investments to drive future revenue growth
  - Adjusted efficiency ratio improved 218 basis points
  - Positive operating leverage of 240 basis points
- Provision expense decreased $17 million
- Adjusted ROTCE of 6.7%, up 56 bps

1) Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2) Includes held for sale. Loan-to-deposit ratio is period-end.
3) Return on average tangible common equity.
4) Return on average total tangible assets.
5) Full-time equivalent employees.
6) Adjusts 2014 results for an estimated $26 million of NII, $24 million of noninterest income and $42 million of noninterest expense associated with the Chicago Divestiture.

Citizens Financial Group, Inc.

7

Net interest income Highlights Net interest income $s in millions, except earning assets Average interest-earning assets Average interest earning assets Net interest income Net interest margin Includes Interest-bearing cash and due from banks and deposits in banks. Linked quarter: NII up $14 million, or 2% Reflects $1.4 billion increase in average loans and leases, improving loan yields and lower deposit costs, partially offset by the cost of increased long-term borrowings NIM improved 1 bp to 2.77% Benefitting from initiatives to improve loan yields, deposit costs and mix Interest-bearing deposit costs were 1 bp lower Prior year quarter: NII up $30 million, or 4%, with NIM down 3 bps Reflects 7% average loan growth offset by contraction in NIM Improving retail loan yields were more than offset by a reduction in commercial loan yields and investment portfolio income, as well as higher 1H15 deposit costs

Net interest margin NIM walk 4Q14 to 4Q15 NIM walk 3Q15 to 4Q15

Noninterest income Linked quarter: Noninterest income up $9 million led by higher service charges and fees Service charges and fees up 8% reflecting strength in Commercial and Consumer, as Treasury Solutions initiatives gain traction Capital markets fees much lower than expected given challenges in debt markets in 4Q15 Other income down $5 million from 3Q15 results, which included $8 million of branch real estate gains; this was offset by higher 4Q securities gains Prior year quarter: Noninterest income up $23 million, or 7% Driven by growth in service charges and fees, mortgage banking, securities gains and other income Weaker results in capital markets and FX & trade finance fees reflecting market conditions Highlights Other income includes bank owned life insurance and other income. $s in millions (1) 4Q15 change from 4Q15 3Q15 4Q14 3Q15 4Q14 $ % $ % Service charges and fees 156 $ 145 $ 144 $ 11 $ 8% 12 $ 8 % Card fees 60 60 58 — — 2 3 Trust & investment services fees 39 41 38 (2) (5) 1 3 Mortgage banking fees 20 18 16 2 11 4 25 Capital markets fees 15 21 25 (6) (29) (10) (40) FX & trade finance fees 23 22 25 1 5 (2) (8) Securities gains, net 10 2 1 8 NM 9 NM Other income (1) 39 44 32 (5) (11) 7 22 Noninterest income 362 $ 353 $ 339 $ 9 $ 3% 23 $ 7%

Adjusted noninterest expense – excluding restructuring charges and special items[1]

$s in millions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Adjusted salaries and benefits[1]	$ 404	$ 404	$ 396	$ —	— %	$ 8	2 %
Adjusted occupancy[1]	74	75	76	(1)	(1)	(2)	(3)
Adjusted equipment expense[1]	67	62	62	5	8	5	8
Adjusted outside services[1]	102	89	88	13	15	14	16
Adjusted amortization of software[1]	38	35	37	3	9	1	3
Adjusted other expense[1]	125	133	132	(8)	(6)	(7)	(5)
Adjusted noninterest expense [1]	**$ 810**	**$ 798**	**$ 791**	**$ 12**	2 %	**$ 19**	2 %
Restructuring charges and special items	—	—	33	—	—	(33)	(100)
Total noninterest expense	**$ 810**	**$ 798**	**$ 824**	**$ 12**	2 %	**$ (14)**	(2) %



$810
$798
$791
66%
66%
67%
4Q15[1]
3Q15[1]
4Q14[1]
Adjusted salary and benefits[1]
Adjusted occupancy & equip[1]
Adjusted all other[1]
Adjusted efficiency ratio[1]

Full-time equivalents (FTEs)	17,714	17,817	17,677

Highlights

Linked quarter:

- Adjusted noninterest expense[1] up $12 million, or 2%, largely reflecting an increase in technology-related expense and higher outside services costs
  - Strong expense discipline continued, with FTEs down over 100 reflecting efficiency initiatives

Prior year quarter:

- Adjusted noninterest expense[1] increased $19 million from Adjusted 4Q14 levels
  - Modest growth in salaries and benefits is tied to strategic investments, partially offset by efficiency initiatives
  - Equipment expense and outside services is tied to technology investments

1) Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.

Citizens Financial Group, Inc.

11

Consolidated average balance sheet

$s in billions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Investments and interest bearing deposits	$ 25.7	$ 25.8	$ 26.5	$ (0.1)	— %	$ (0.8)	(3) %
Total commercial loans	45.8	45.2	42.3	0.6	1	3.6	8
Total retail loans	52.4	51.6	49.8	0.8	1	2.6	5
Total loans and leases	98.2	96.8	92.0	1.4	1	6.2	7
Loans held for sale	0.3	0.5	0.2	(0.1)	NM	0.1	NM
Total interest-earning assets	124.2	123.0	118.7	1.2	1	5.5	5
Total noninterest-earning assets	12.1	12.1	11.9	—	—	0.2	1
Total assets	**$ 136.3**	**$ 135.1**	**$ 130.7**	**$ 1.2**	1	**$ 5.6**	4
Low-cost core deposits [1]	52.7	51.7	49.7	1.0	2	2.9	6
Money market deposits	36.5	36.5	33.2	—	—	3.3	10
Term deposits	12.2	12.7	11.9	(0.5)	(4)	0.3	3
Total deposits	**$ 101.4**	**$ 101.0**	**$ 94.8**	**$ 0.4**	—	**$ 6.6**	7
Total borrowed funds	12.6	12.0	14.0	0.6	5	(1.4)	(10)
Total liabilities	**$ 116.7**	**$ 115.6**	**$ 111.5**	**$ 1.1**	1	**$ 5.2**	5
Total stockholders' equity	19.6	19.5	19.2	0.1	1	0.4	2
Total liabilities and equity	**$ 136.3**	**$ 135.1**	**$ 130.7**	**$ 1.2**	1 %	**$ 5.6**	4 %

$124.2 billion
Interest-earning assets



Investments and interest-bearing deposits
21%
CRE
7%
Other Commercial
30%
Total Commercial 37%
Other Retail
6%
Automobile
11%
15%
10%
Residential mortgage
Total home equity
Total Retail 42%

$114.0 billion
Deposits/borrowed funds



Borrowed funds
10%
Commercial/ Municipal/ Wholesale
39%
51%
Retail / Personal

Highlights

Linked quarter:

- Total earning assets up $1.2 billion (1%), with loan growth of $1.4 billion (1.5%)
  - Retail loans up $763 million driven by mortgage, student and other retail
  - Commercial loans up $645 million driven by strength in Commercial Real Estate, Mid-Corporate and Franchise Finance
- Total deposits increased $378 million on strength in DDA and checking, offset by planned reductions in term deposits

Prior year quarter:

- Total earning assets up 5%
  - Commercial loans up 8% driven by growth in Commercial Real Estate, Franchise Finance, Corporate Finance, Mid-Corporate and Industry Verticals
  - Retail loans up 5% driven by growth in student, auto and mortgage
- Total deposits up $6.6 billion, or 7%, reflecting strength in DDA and checking as well as money market
- Borrowed funds down $1.4 billion as deposit growth outpaced asset growth
  - Replaced short-term FHLB and repo borrowings with senior and subordinated debt issuances in order to enhance our liability structure and position for LCR

Note: Loan portfolio trends reflect non-core portfolio impact not included in segment results on pages 13 & 14.
1) Low-cost core deposits include demand, checking with interest, and regular savings.

Citizens Financial Group, Inc.

12

Consumer Banking average loans and leases Other includes Credit Card, RV, Marine, Other. Average loans and leases $s in billions Linked quarter: Average loans increased $896 million, or 2%, largely reflecting strength in mortgage, student and Apple iPhone loans partially offset by the impact of lower home equity balances and the planned moderation of auto originations Consumer loan yields up 4 bps, reflecting continued improvement in mix Prior year quarter: Average loans increased $3.3 billion, or 7%, as growth of $2.0 billion in student, $1.6 billion in mortgages and $1.4 billion in auto was partially offset by $1.5 billion lower home equity outstandings Consumer loan yields up 5 bps, reflecting focus on driving improved risk-adjusted returns Recent developments: Mortgage originations of $1.4 billion in 4Q15 ~$220 million of Apple iPhone loans at year end Highlights

Commercial Banking average loans and leases Linked quarter: Average loans up $721 million, or 2%, with solid growth in CRE, Mid-Corporate and Franchise Finance Loan yields remained relatively stable despite the continued effect of the low-rate environment Prior year quarter: Average loans up $3.6 billion or 9%, on strength in CRE, Franchise Finance, Corporate Finance, Mid-Corporate and Industry Verticals Loan yields down 5 bps largely reflecting the impact of the low-rate environment and competitive factors in 1H15 Other includes Business Capital, Govt & Professional Banking, Corporate Finance & Global Markets, Treasury Solutions, Corporate and Commercial Banking Admin. $s in billions Highlights Average loans and leases (1)

Average funding and cost of funds Linked quarter: Total average deposits up $378 million DDA up $721 million, interest checking up $183 million, and term deposits down $529 million reflecting focus on pricing discipline Total deposit costs of 0.24% decreased 1 bp, reflecting enhanced commercial and retail deposit pricing strategies Continued progress in repositioning liabilities structure to better align with peers Prior year quarter: Total average deposits increased $6.6 billion, or 7%, on strength across all categories Total deposit cost of funds increased 4 bps, primarily in 1H15 Highlights Average interest-bearing liabilities and DDA $s in billions

Overall credit quality remains strong. NPLs declined by $41 million or 4% YoY Net charge-offs of $77 million, or 0.31% of average loans and leases remained stable with 3Q15 and down from 0.35% in 4Q14 Provision for credit losses of $91 million in 4Q15 Allowance for loan and lease losses of 1.23% of total loans and leases remained stable with 3Q15 NPLs to total loans of 1.07% vs. 1.06% in 3Q15 Allowance coverage for NPLs of 115% vs. 116% in 3Q15 Strong credit quality trends continue Highlights Net charge-offs (recoveries) Provision for credit losses, charge-offs, NPLs Allowance for loan and lease losses $s in millions for credit losses Allowance for loan and lease losses to nonperforming loans and leases. (1)

Capital and liquidity remain strong

$s in billions (period-end)	4Q14	1Q15	2Q15	3Q15	4Q15
			as of		
Basel I/III transitional basis[1,2]	Basel I	Basel III			
Common equity tier 1 capital	$ 13.2	$ 13.4	$ 13.3	$ 13.2	$ 13.4
Risk-weighted assets	$ 106.0	$ 109.8	$ 112.1	$ 112.3	$ 114.1
Common equity tier 1 ratio	**12.4 %**	**12.2 %**	**11.8 %**	**11.8 %**	**11.7 %**
Total capital ratio	**15.8 %**	**15.5 %**	**15.3 %**	**15.4 %**	**15.3 %**
Basel III fully phased-in[1,3]					
Common equity tier 1 ratio	**12.1%**	**12.1%**	**11.8%**	**11.7%**	**11.7%**

Basel III minimum for CET1 ratio	2015	2016	2017	2018	2019
Basel III minimum plus phased-in capital conservation buffer	4.5 %	5.1 %	5.8 %	6.4 %	7.0 %

Highlights

- Capital levels remain above regional peers
- 4Q15 Basel III common equity tier 1 ratio (transitional basis) down approximately 2 basis points from 3Q15
  - Net income: ~20 bps increase
  - RWA growth: ~19 bps decrease
  - Dividends & other: ~3 bps decrease
- LDR remained relatively stable at 97%
- Already meet initial LCR requirement[4]

Capital ratio trend



15.8%
12.4%
15.5%
12.2%
15.3%
11.8%
15.4%
11.8%
15.3%
11.7%
4Q14
1Q15
2Q15
3Q15
4Q15
Total capital ratio(1,2)
Common equity tier 1 ratio(1,2)

Loan-to-deposit ratio[5]



98%
96%
97%
96%
97%
4Q14
1Q15
2Q15
3Q15
4Q15

1) Current reporting period regulatory capital ratios are preliminary.
2) Periods prior to 1Q15 reported on a Basel I basis. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2018. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.
3) Prior to Basel III becoming effective January 1, 2015 this was a Non-GAAP financial measure. See important information on use of Non-GAAP items in the Appendix.
4) Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG's formal compliance requirement of 90% does not begin until January 2016.
5) Period-end Includes held for sale.

Citizens Financial Group, Inc.

17

FY2015 performance vs. guidance

Results largely in line; lower revenue offset by favorable expenses and credit costs

	Adjusted FY2015 guidance vs. Adjusted FY2014 [1][2]	Adjusted FY2015 Actual Results vs. Adjusted FY2014 [1]
Balance sheet growth	■ Target 5-7% earning asset growth	■ 6% average earning asset growth with 8% average loan growth across both consumer and commercial ■ 10% deposit growth (ex Chicago)
Net interest income, net interest margin	■ Net interest margin broadly stable, though with risks	■ 3% growth in net interest income vs. 8% average loan growth ■ NIM compression of 8 bps given lower interest rates than expected, 1H15 higher deposit costs
Operating leverage, efficiency ratio	■ Adjusted expense growth relatively modest ■ Target mid-single digit operating leverage ■ Efficiency ratio improves to mid 60's	■ Flat expenses as significant investment in growth initiatives was funded by efficiency initiatives ■ 3% positive operating leverage ■ Efficiency ratio 67%; ~2% improvement despite low-rate environment
Credit trends and cost	■ Credit costs $350-400 million given reserve build ■ Broadly stable asset quality trends	■ Provision for credit losses favorable at $302 million; modest $18 million reserve build given back-book improvement ■ Net charge-offs improved 6 bps (non-core 2 bps, core retail 3 bps, core commercial 1 bps)
Restructuring costs	■ Restructuring costs of $30-$50 million, all in 1H15	■ $50 million in 1H15
Capital, liquidity and funding	■ Year-end Basel III common equity Tier 1 ratio ~11.5% ■ Loan-to-deposit ratio ~100% ■ Focusing on cost-effective deposit growth	■ 11.7% Basel III CET1 ■ LDR 97% ■ 4Q15 deposit costs of 24 bps, up 4 bps from 4Q14

1) Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2) Guidance as provided on 4Q14 January 26, 2015 earnings call.

Citizens Financial Group, Inc.

18

Summary of progress on strategic initiatives

	Initiative	FY15 Status	Commentary
Consumer	**Reenergize household growth**		New customer households grew ~30,000 retail checking households in FY15 or by 1.3% vs. 4Q14 and cross-sell rate increased to 3.23 vs. 3.06. Deposits were up 7% versus prior year quarter.
Consumer	**Expand mortgage sales force**		LOs up 29, or 7%, from 4Q14; but down 11 LOs from prior quarter. FY15 origination volume up 56% from FY14; however, conforming mix below target at ~40%.
Consumer	**Grow Auto**		Continue to execute on pricing optimization strategy. 4Q15 organic origination yields of 3.50%, up 24 bps from the prior year quarter.
Consumer	**Grow Student/Installment**		Continued momentum of refi product with organic originations of $1.1B in FY15. Successful launch of Apple iPhone product with $220 million in YE 2015 balances.
Consumer	**Expand Business Banking**		Good progress expanding Relationship Managers, up 26 from prior year. Originations grew 8% for FY15 and deposit balances in 4Q15 grew 5% from the prior year quarter.
Consumer	**Expand Wealth sales force**		Added 46 wealth managers for FY15 with strong hiring momentum in late 4Q15 (added 12 FCs). Will continue shift from transaction to fee-based model.
Commercial	**Build out Mid-Corp & verticals**		Mid-Corp and specialty verticals grew loan balances by 11% and 35% in FY15.
Commercial	**Continue development of Capital and Global Markets activities**		Fee income rose 3% for full year versus 2014 despite weak Q4 market conditions. Added 23 bankers in 2015 with ramp up of BDO team. Middle Market bookrunner rank remained consistently in top 10[1].
Commercial	**Build out Treasury Solutions**		Fees up 7% in FY15 and 17% in 4Q15 compared to 4Q14, driven by growth and pricing initiative. Built out team in FY15 with emphasis on sales resources.
Commercial	**Grow Franchise Finance**		Loan balance grew 23% in FY15; executed on strategy of expanding into convenience/gas station sector leading to 36 new customers versus prior year quarter.
Commercial	**Expand Middle Market**		Portfolio balance relatively flat for FY15 in the face of a competitive environment. Hired 10 business development colleagues, focused on building new pipeline and minimizing attrition.
Commercial	**Grow CRE**		Deepened relationships with top developers to grow core loan balances by 16% in FY15, driven by geographic and product expansion.
Commercial	**Reposition Asset Finance**		FY15 fee income was lower than FY14 due to RBS referral loss. New initiatives building momentum (e.g., trucking, construction, wind); 4Q15 origination volume of $640MM, up 11% from prior year quarter.
CFG	**Balance Sheet Optimization**		Asset optimization and deposit efforts led to NIM improvement during 2H15; NIM of 2.77% in 4Q15 was 5 bps higher than 2Q15.
CFG	**Top I**		Achieved $200 million run-rate cost savings by 4Q15.
CFG	**Top II**		Launched and ramped initiatives. Achieved $25 million of P&L benefit in 2015 and targeting $90-$115 million delivery in 2016.

1) Thomson Reuters LPC, 3Q15 data as of 12/31/15 based on number of deals for Overall Middle Market (defined as Borrower Revenues < $500MM and Deal Size < $500MM).

19

Aspire to be a top-performing regional bank, delivering well for all stakeholders Colleagues Regulators Investors Communities & Society Customer-centric culture Customers

Achieve current targets, then raise the bar Strive for consistency in performance, limit tail risk Target relatively high pay-out ratio, steady and growing dividend Investors Customers Colleagues Community Regulators Continue to improve customer satisfaction Top 10 in JD Power for Consumer segment Top performer in RM quality, value of ideas in Commercial Gain market share in targeted segments (Consumer & Commercial) Achieve top quartile Organizational Health rating Continue to develop talent and enhance culture Achieve heightened volunteer and financial giving aspirations Use our position to improve the well-being of the communities we serve Achieve and sustain heightened standards across broad regulatory agenda, and earn the respect of our regulators Our plan has clear objectives for each stakeholder Good progress made in 2015, will continue to raise our performance in 2016 Getting to top-performing

Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. 2013 excludes $4.4 billion pre-tax ($4.1 billion after-tax) goodwill impairment charge. See Appendix for a reconciliation of non-GAAP items. CET1 capital under Basel III replaced Tier 1 common capital effective January 1, 2015. Goal is to deliver a 10%+ run-rate ROTCE in the medium term Return on average tangible common equity (“ROTCE”) Medium-term Targets 4.2% 4.9% 6.7% Adjusted ROTCE 4.5% 5.1% 6.1% Return on average total tangible assets (1) 0.4% 0.6% 0.7% 1.0%+ Adjusted efficiency ratio 66% 69% 69% ~60% Tier 1 common equity ratio 13.3% 13.5% 12.4% ~11% Key Indicators 2011 2013 2014 2015 10%+ 6.4% 6.7% 0.7% 67% 11.7% (1) (1) (1) Making consistent progress against our financial goals (2)

Keys to successful 2016 Expect positive market environment with steady GDP growth, solid loan demand, and gradual rate hikes Drive strong loan growth across consumer and commercial Deliver underlying NIM stability/gradual rise in 2016, consistent with 2H15 performance Further NIM expansion expected from increase in short rates Achieve improved noninterest income growth through: Improved performance in wealth and mortgage Continuing growth trajectory in cash management and a rebound in capital markets activity Maintain strong expense discipline, though expenses expected to rise modestly as continued business investment will be only partially offset by Top 2 saves Deliver 3-5% positive operating leverage Will be key to net income and EPS growth, must offset gradual normalization in provision expense Continue efforts to normalize capital ratios Financial Performance

Keys to successful 2016 (continued) Customers Further embed customer-centric mindset within the organization Leverage customer insights to continue progress on key loyalty metrics and business measures Consumer: Drive household growth and cross-sell by leveraging targeting strategies towards improved penetration of mass affluent and affluent customers Commercial: Drive growth and penetration in Middle Market and key verticals through improved client profitability and share-of-wallet analytics Risk/Regulators Continue to strengthen risk and compliance culture to meet regulatory expectations Deliver risk management and operational frameworks in-line with heightened standards Further strengthen capital planning processes and achieve a non-objection for CCAR Colleagues Build on new leadership talent to develop next level of leaders in the organization Continue improvement in retention of key talent across the organization Execute on career development and selective recruiting initiatives to fill capability gaps Streamline organizational processes to improve speed and quality of execution and maintain highly engaged and motivated colleagues Measure progress through recently launched “organization health index” Communities Maintain strong state and community relationships Continue to strengthen colleague engagement in local communities

FY2016 outlook

	FY2016 expectations vs. Adjusted FY2015[1]
Balance sheet growth	■ 5-6% average earning asset growth ■ 6-8% average loan growth ■ 5-7% average deposit growth
Net interest income, net interest margin	■ Net interest income growth of 7-10% ■ NIM improvement of 6-12 bps
Noninterest income	■ 5-7% noninterest income growth*
Operating leverage, efficiency ratio	■ Expense growth of 2.5-3.5%* ■ Target 3-5% of positive operating leverage* ■ Efficiency ratio improves to 63-65%*
Credit trends, tax rate	■ Provision expense $375-$425 million ■ Charge-off rates normalize modestly from unusually low levels with modest reserve build to fund loan growth ■ Tax rate of ~33%
Capital, liquidity and funding	■ Targeting dividend pay out ratio in the 25-30% range, common stock buyback TBD with CCAR ■ Year-end Basel III common equity Tier 1 ratio 11.2-11.5% ■ Loan-to-deposit ratio ~98% ■ Continue to diversify funding sources with modest amount of senior debt issuance
Key economic assumptions	■ YE 2016: Fed Funds rate of ~85-90 bps (rate increases in July and December), 10-year Treasury rate of ~2.40%-2.50% range ■ Full year GDP growth in the 2%-3% range ■ YE 2016 unemployment rate in the 4%-5% range

*Before the estimated effect of a prospective card reward accounting change, see Appendix 2 page 41 for additional detail.
1) Adjusted FY 2015 results exclude $50 million pre-tax restructuring charges and special items.

Citizens Financial Group, Inc.

25

1Q16 outlook

	1Q16 expectations vs. 4Q15
Net interest income, net interest margin	■ 1.5-2.0% loan growth ■ Expect ~5 basis point improvement in net interest margin given recent rate rise ■ Day count impact of ~$6 million decrease to NII
Noninterest income	■ Down modestly given seasonality in service charges and fees*
Noninterest expense	■ Up modestly given seasonal compensation impacts*
Credit trends, tax rate	■ Provision expense relatively stable ■ Tax rate of ~33%
Capital, liquidity and funding	■ Quarter-end Basel III common equity Tier 1 ratio ~11.7% ■ Loan-to-deposit ratio of ~98% ■ Preferred stock dividend of $7 million

*Before the estimated effect of a prospective card reward accounting change, see Appendix 2 page 41 for additional detail.

Citizens Financial Group, Inc.
26

Key messages Citizens is an attractive franchise with great potential We have a plan to become a top-performing regional bank To date, we are executing well against that plan We are mindful of building it ‘right’ for the long-term while delivering tangible financial improvement near-term 2015 was a successful year for Citizens Financial results improved, met expectations RBS stock fully distributed, Citizens now fully independent Good progress on strategic initiatives, mindset of ‘continuous improvement’ Added talent to top team and in key areas 2016 will continue to see a focus on execution Key to financial results is to smartly grow the balance sheet, execute build-out of fee businesses, and deliver positive operating leverage Comprehensive plan to deliver well for all stakeholders Environmental conditions will impact results, we stay focused on what we can control

Appendix 1 – 2015

Quarter over quarter results Adjusted pre-provision profit $s in millions Adjusted return on average tangible assets Adjusted net income $s in millions Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. Excludes loans held for sale. Non-rounded. Adjusted return on average tangible common equity â 1 bp(3) â 2 bps á 2% á 9% Period-end loans $s in billions Period-end deposits $s in billions á 6% á 8% Adjusted Diluted EPS $102.5 á 7% (1) (1) (1) (1) (2) (1)

Linked quarter results á 15 bps â 1 bps á 3% Adjusted Diluted EPS á 5% (1) Adjusted pre-provision profit $s in millions Adjusted return on average tangible assets Period-end loans $s in billions (1) (1) (2) Adjusted net income $s in millions Adjusted return on average tangible common equity Period-end deposits $s in billions (1) (1) $102.5 $101.9 á 2% á 1% Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. Excludes loans held for sale.

Full year results Adjusted pre-provision profit $s in millions Adjusted return on average tangible assets Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. Excludes loans held for sale. Adjusted return on average tangible common equity á 56 bps á 3 bps á 10% á 10% Period-end loans $s in billions Period-end deposits $s in billions á 6% á 13% Adjusted Diluted EPS $102.5 á 7% (1) (1) (1) (2) Adjusted net income $s in millions (1) (1)

Consumer Banking segment

$s in millions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Net interest income	$ 565	$ 556	$ 536	$ 9	2 %	$ 29	5 %
Noninterest income	226	235	218	(9)	(4)	8	4
Total revenue	791	791	754	—	—	37	5
Noninterest expense	624	623	611	1	—	13	2
Pre-provision profit	167	168	143	(1)	(1)	24	17
Provision for credit losses	65	64	64	1	2	1	2
Income before income tax expense	102	104	79	(2)	(2)	23	29
Income tax expense	35	36	27	(1)	(3)	8	30
Net income	**$ 67**	**$ 68**	**$ 52**	**$ (1)**	(1) %	**$ 15**	29 %
Average balances $s in billions							
Total loans and leases[2]	$ 52.7	$ 51.9	$ 49.4	$ 0.9	2 %	$ 3.4	7 %
Total deposits	$ 70.9	$ 70.5	$ 66.4	$ 0.4	1 %	$ 4.6	7 %
Mortgage Banking metrics							
Originations	$ 1,426	$ 1,561	$ 1,101	$ (135)	(9) %	$ 325	30 %
Origination Pipeline	1,684	2,152	1,110	(468)	(22) %	574	52 %
Gain on sale of secondary originations	1.77%	1.80%	1.98%	(3) bps		(21) bps	
Performance metrics							
ROTCE[1,3]	5.5%	5.7%	4.3%	(17) bps		120 bps	
Efficiency ratio[1]	79%	79%	81%	13 bps		(224) bps	

Highlights

Linked quarter:

- Net income down $1 million, or 1%
- Net interest income up $9 million, driven by loan growth, as well as improved loan yields and deposit costs
  - Average loans up 2% and average deposits up 1%
- Noninterest income down $9 million tied to non-recurring $8 million branch real estate gains in 3Q
  - Mortgage banking fees up $2 million reflecting a $5 million increase in mortgage servicing rights valuation; originations down 9%
- Noninterest expense increased $1 million, reflecting increased outside services and equipment costs offset by lower salary and benefits and regulatory-related costs

Prior year quarter:

- Net income up $15 million, or 29%
- Total revenue up $37 million on strong loan growth and momentum in mortgage, household growth and wealth
  - Average loans up $3.4 billion and average deposits up $4.6 million
- Noninterest expense increased $13 million, or 2%, given continued investment in the business to drive further growth

1) Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for Tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Citizens Financial Group, Inc.

32

Commercial Banking segment

$s in millions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Net interest income	$ 301	$ 299	$ 283	$ 2	1 %	$ 18	6 %
Noninterest income	107	100	111	7	7	(4)	(4)
Total revenue	408	399	394	9	2	14	4
Noninterest expense	180	175	180	5	3	—	—
Pre-provision profit	228	224	214	4	2	14	7
Provision for credit losses	(2)	3	1	(5)	(167)	(3)	(300)
Income before income tax expense	230	221	213	9	4	17	8
Income tax expense	78	76	73	2	3	5	7
Net income	**$ 152**	**$ 145**	**$ 140**	**$ 7**	**5 %**	**$ 12**	**9 %**
Average balances $s in billions							
Total loans and leases[2]	$ 42.6	$ 42.0	$ 38.9	$ 0.6	2 %	$ 3.7	10 %
Total deposits	$ 24.6	$ 24.6	$ 22.5	$ —	— %	$ 2.1	9 %
Performance metrics							
ROTCE[1,3]	12.6%	12.2%	12.8%	33 bps		(19) bps	
Efficiency ratio[1]	44%	44%	45%	27 bps		(146) bps	

Highlights

Linked quarter:

- Commercial Banking net income increased $7 million
- Total revenue increased $9 million, with net interest income up $2 million on a 2% increase in average loans
  - Strength in Commercial Real Estate, Franchise Finance, Corporate Finance
  - Average deposits broadly stable with 3Q15
- Noninterest income increased $7 million as an increase in service charges and fees, leasing income and interest rate product fees was partially offset by lower capital markets fees as market headwinds impacted originations
- Noninterest expense increased $5 million, or 3%, as higher regulatory expense, equipment expense and outside services expense was partially offset by lower salaries and employee benefits and insurance costs

Prior year quarter:

- Net income increased $12 million, or 9%
- Net interest income was up $18 million on an average $3.7 billion increase in loans and $2.1 billion increase in deposits
- Noninterest income was down $4 million, as improvement in service charges and fees was largely offset by lower capital markets fees as market headwinds impacted originations
- Noninterest expense held flat with 4Q14 which included higher regulatory costs and an operating lease residual write-down

1) Non-GAAP item. See important information on use of Non-GAAP items in the Appendix.
2) Includes held for sale.
3) Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for Tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Citizens Financial Group, Inc.

33

Other

$s in millions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Net interest income	$ 4	$ 1	$ 21	$ 3	300 %	$ (17)	(81) %
Noninterest income	29	18	10	11	61	19	190
Total revenue	33	19	31	14	74	2	6
Noninterest expense	6	—	33	6	—	(27)	(82)
Pre-provision profit (loss)	27	19	(2)	8	42	29	NM
Provision for credit losses	28	9	7	19	211	21	300
Income (loss) before income tax expense (benefit)	(1)	10	(9)	(11)	(110)	8	89
Income tax expense (benefit)	(3)	3	(14)	(6)	(200)	11	79
Net income (loss)	**$ 2**	**$ 7**	**$ 5**	**$ (5)**	(71) %	**$ (3)**	(60) %

Average balances $s in billions	4Q15	3Q15	4Q14	4Q15 change from 3Q15 $	4Q15 change from 3Q15 %	4Q15 change from 4Q14 $	4Q15 change from 4Q14 %
Total loans and leases	$ 3.2	$ 3.4	$ 4.0	$ (0.2)	(6) %	$ (0.8)	(21) %
Total deposits	$ 5.8	$ 5.9	$ 5.9	$ —	(1) %	$ (0.1)	(2) %

Highlights

Linked quarter:

- Other recorded net income was $2 million for 4Q15, down $5 million as higher revenue and lower taxes were more than offset by increased provision tied to reserve build and higher expenses
- Net interest income increased $3 million
- Noninterest income increased $11 million, reflecting higher securities gains
- Noninterest expense increased $6 million due to higher incentive compensation
- Provision for credit losses increased $19 million
  - Reflects a $14 million reserve build versus a $1 million build in the prior quarter

Prior year quarter:

- Net income was down $3 million, as higher provision expense and income tax expense was partially offset by higher revenue, lower expenses and restructuring charges and special items
- Net interest income decreased $17 million, given higher wholesale funding costs and lower non-core loan balances
- Noninterest income up $19 million largely due to higher securities gains
- Noninterest expense down $27 million given lower restructuring charges and special items
- Provision for credit losses increased $21 million
  - Reflects a $14 million reserve build versus a $8 million release in the prior year
  - Also reflects a $2 million decrease in non-core charge-offs

Citizens Financial Group, Inc.

34

Loan Reconciliation Average balances $s in millions Primarily Treasury Solutions (Credit Cards). Primarily Business Banking. 4Q15 change from 4Q14 1Q15 2Q15 3Q15 4Q15 3Q15 4Q14 Consumer Banking Segment 49,351 $ 50,260 $ 51,024 $ 51,886 $ 52,737 $ 851 $ 2% 3,386 $ 7 % Add: Non-core loans 2,801 2,667 2,517 2,358 2,196 (162) (7) (605) (22) Retail loans in Commercial Banking (1) 145 143 161 160 167 7 4 22 15 Other 681 629 586 540 501 (39) (7) (180) (26) Less: Commercial loans in Consumer Banking (2) 3,017 3,056 3,096 3,045 2,984 (61) (2) (33) (1) LHFS 179 197 282 282 237 (45) (16) 58 32 Total Retail loans 49,782 $ 50,446 $ 50,910 $ 51,617 $ 52,380 $ 763 $ 1% 2,598 $ 5 % Commercial Banking Segment 38,926 $ 40,241 $ 41,467 $ 41,993 $ 42,642 $ 649 $ 2% 3,716 $ 10 % Add: Commercial loans in Consumer Banking (2) 3,017 3,056 3,096 3,045 2,984 (61) (2) (33) (1) Non-core loans 309 266 230 202 182 (20) (10) (127) (41) CRA 182 198 212 241 258 17 7 76 42 Other 28 24 23 27 21 (6) (22) (7) (25) Less: Retail loans in Commercial Banking (1) 145 143 161 160 167 7 4 22 15 LHFS 54 136 171 174 101 (73) (42) 47 87 Total Commercial loans 42,263 $ 43,506 $ 44,696 $ 45,174 $ 45,819 $ 645 $ 1% 3,556 $ 8%

Non-core home equity portfolio serviced by others (SBO)(1) SBO balances by FICO(2) SBO balances by LTV SBO balances and charge-offs Top 5 SBO balances by state(1) Non-core period-end loans SBO balances by product SBO Lien Position 1st Lien 2nd Lien < 70 70-79 80-89 90-99 100-119 120+ < 620 620-679 680-719 720-759 760+ HE Loan HELOC $s in millions A portion of the serviced by others portfolio is serviced by CFG. FICO scores updated quarterly. SBO balance Charge-offs loans Charge-offs line of credit

Appendix 2 – 2016 Outlook

FY2016 outlook compared with 2015

	Adjusted 2015 vs. Adjusted 2014 excluding Chicago Divestiture impact	FY2016 expectations vs. Adjusted 2015[2]
Balance sheet growth	■ 6% average earning asset growth ■ 8% average loan growth ■ 10% average deposit growth[1]	■ 5-6% average earning asset growth ■ 6-8% average loan growth ■ 5-7% average deposit growth
Net interest income, net interest margin	■ NII up 4%[1] ■ FY NIM compression of 7 bps[1]; 2H15 improved 3 bps from 1H15	■ Net interest income growth of 7-10% ■ NIM improvement of 6-12 bps
Noninterest income	■ 4% noninterest income growth[1]	■ 5-7% noninterest income growth*
Operating leverage, efficiency ratio	■ Expense growth of 1%[1] ■ 3% operating leverage[1] ■ Efficiency ratio of 67%; 2% improvement[1]	■ Expense growth of 2.5-3.5%* ■ Target 3-5% of positive operating leverage* ■ Efficiency ratio improves to 63-65%*
Credit trends, tax rate	■ Favorable at $302 million; including $18 million reserve build ■ Net charge-offs improved 6 bps	■ Provision expense $375-$425 million ■ Charge off rates normalize modestly from unusually low levels; reserve build tied to loan growth ■ Tax rate of ~33%
Capital, liquidity and funding	■ 11.7% Basel III CET1 ■ 97% LDR ■ 4Q15 deposit costs of 24 bps up 4 bps from 4Q14	■ Targeting dividend pay out ratio in the 25-30% range, common buyback TBD with CCAR ■ Year-end Basel III common equity Tier 1 ratio 11.2-11.5% ■ LDR ~98% ■ Continue to diversify funding sources with modest amount of senior debt issuance

*Before the estimated effect of a prospective card reward accounting change, see Appendix 2 page 41 for additional detail.
1) Non-GAAP item. See Appendix 3 for a reconciliation of non-GAAP items. Adjusted 2014 results also exclude the following estimated impact of the Chicago Divestiture: Net interest income - $26 million, Noninterest income $24 million, Noninterest expense $42 million, Net interest margin ~-1 basis point.
2) See page 25 for Key Economic Assumptions.

Citizens Financial Group, Inc.

38

Strong growth in net interest income Net interest income outlook 2015-2016(2) 7-10% growth (3) (4) (5) Includes ~(1) bp related to the Chicago Divestiture. Assumes benefit of December 31, 2015 implied forward yield curve. Other includes funding costs broadly offset by the benefit of swaps. December 2015 rate increase expected to contribute $40-$50 million to NII, or 3-5 bps to NIM. Two 2016 rate increases contribute $30-$40 million to NII or 2-3 bps to NIM. FED dividend cut decreases NII by $17 million, (1.5) bps NIM impact, and ~(2)₵ EPS NIM% 2.81% – 2.87% 2.75% +5-8 bps -1 bps +2-5 bps 0 bps NIM% 3% growth -4 bp 0 bps 2.83% 2.75% +4 bps -3 bps -5 bps (1) Net interest income growth 2014-2015

Noninterest expense remains well-controlled Adjusted noninterest expense(1) trend 2014-2015 Noninterest expense outlook 2015-2016 2.5-3.5% growth* 0.4% decrease * Before the estimated effect of a prospective card reward accounting change, see Appendix 2 page 41 for additional detail. Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. (1) (1) (1) $s in millions variable efficiency 3.9% Midpoint of 4.2%

Estimated impact of 2016 prospective Card Reward Accounting Change The following reflects 2016 growth-rate expectations pre and post the estimated impact of a 2016 prospective Card Reward Accounting Change*, which would have the effect of reducing both Card fees and Other operating expense by an estimated $28 million in 2015 and $39 million in 2016 * Card Reward accounting change implemented on Jan 1, 2016; redesigned credit card offering reflects substantially all cash-back rewards, necessitating the change.

Appendix 3 – Non-GAAP reconciliation

Non-GAAP Financial Measures This document contains non-GAAP financial measures. The table below presents reconciliations of certain non-GAAP measures. These reconciliations exclude restructuring charges and/or special items, which are usually included, where applicable, in the financial results presented in accordance with GAAP. Restructuring charges and special items include expenses related to our efforts to improve processes and enhance efficiencies, as well as rebranding, separation from RBS and regulatory expenses. The non-GAAP measures set forth below include “total revenue”, “noninterest income”, “ noninterest expense”, “pre-provision profit”, “income before income tax expense (benefit)”, “income tax expense (benefit)”, “net income”, “net income available to common stockholders”, “salaries and employee benefits”, “outside services”, “occupancy”, “equipment expense”, “amortization of software”, “other operating expense”, “net income per average common share”, “net interest income”, “return of average common equity”, “return on average total assets” and “average deposits”. In addition, we present computations for "tangible book value per common share", “return on average tangible common equity”, “return on average total tangible assets”, “efficiency ratio”, “net interest margin” and “operating leverage” as part of our non-GAAP measures. Additionally, "pro forma Basel III fully phased-in common equity tier 1 capital" computations for periods prior to first quarter 2015 are presented as part of our non-GAAP measures. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe restructuring charges and special items in any period do not reflect the operational performance of the business in that period and, accordingly, it is useful to consider these line items with and without restructuring charges and special items. We believe this presentation also increases comparability of period-to-period results. We also consider pro forma capital ratios defined by banking regulators but not effective at each period end to be non-GAAP financial measures. Since analysts and banking regulators may assess our capital adequacy using these pro forma ratios, we believe they are useful to provide investors the ability to assess our capital adequacy on the same basis. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE YEAR ENDED DECEMBER 31,	
		4Q15	3Q15	2Q15	1Q15	4Q14	2015	2014
Noninterest income, excluding special items:								
Noninterest income (GAAP)	A	$362	$353	$360	$347	$339	$1,422	$1,678
Less: Special items - Chicago gain		—	—	—	—	—	—	288
Noninterest income, excluding special items (non-GAAP)	B	$362	$353	$360	$347	$339	$1,422	$1,390
Total revenue, excluding special items:								
Total revenue (GAAP)	C	$1,232	$1,209	$1,200	$1,183	$1,179	$4,824	$4,979
Less: Special items - Chicago gain		—	—	—	—	—	—	288
Total revenue, excluding special items (non-GAAP)	D	$1,232	$1,209	$1,200	$1,183	$1,179	$4,824	$4,691
Noninterest expense, excluding restructuring charges and special items:								
Noninterest expense (GAAP)	E	$810	$798	$841	$810	$824	$3,259	$3,392
Less: Restructuring charges and special items	NN	—	—	40	10	33	50	169
Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	$810	$798	$801	$800	$791	$3,209	$3,223
Net income, excluding restructuring charges and special items:								
Net income (GAAP)	G	$221	$220	$190	$209	$197	$840	$865
Add: Restructuring charges and special items, net of income tax expense (benefit)		—	—	25	6	20	31	(75)
Net income, excluding restructuring charges and special items (non-GAAP)	H	$221	$220	$215	$215	$217	$871	$790
Net income available to common stockholders (GAAP), excluding restructuring charges and special items:								
Net income available to common stockholders (GAAP)	I	$221	$213	$190	$209	$197	$833	$865
Add: Restructuring charges and special items, net of income tax expense (benefit)		—	—	25	6	20	31	(75)
Net income available to common stockholders, excluding restructuring charges and special items (non-GAAP)	J	$221	$213	$215	$215	$217	$864	$790
Return on average common equity, excluding restructuring charges and special items:								
Average common equity (GAAP)	K	$19,359	$19,261	$19,391	$19,407	$19,209	$19,354	$19,399
Return on average common equity, excluding restructuring charges and special items (non-GAAP)	J/K	4.51%	4.40%	4.45%	4.49%	4.48%	4.46%	4.07%
Return on average tangible common equity and return on average tangible common equity, excluding restructuring charges and special items:								
Average common equity (GAAP)	K	$19,359	$19,261	$19,391	$19,407	$19,209	$19,354	$19,399
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		3	4	5	5	6	4	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		468	453	437	422	403	445	377
Average tangible common equity (non-GAAP)	M	$12,948	$12,834	$12,947	$12,948	$12,730	$12,919	$12,893
Return on average tangible common equity (non-GAAP)	I/M	6.75%	6.60%	5.90%	6.53%	6.12%	6.45%	6.71%
Return on average tangible common equity, excluding restructuring charges and special items (non-GAAP)	J/M	6.75%	6.60%	6.67%	6.73%	6.76%	6.69%	6.13%
Return on average total assets, excluding restructuring charges and special items:								
Average total assets (GAAP)	N	$136,298	$135,103	$135,521	$133,325	$130,671	$135,070	$127,624
Return on average total assets, excluding restructuring charges and special items (non-GAAP)	H/N	0.64%	0.65%	0.64%	0.65%	0.66%	0.64%	0.62%
Return on average total tangible assets and return on average total tangible assets, excluding restructuring charges and special items:								
Average total assets (GAAP)	N	$136,298	$135,103	$135,521	$133,325	$130,671	$135,070	$127,624
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		3	4	5	5	6	4	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		468	453	437	422	403	445	377
Average tangible assets (non-GAAP)	O	$129,887	$128,676	$129,077	$126,866	$124,192	$128,635	$121,118
Return on average total tangible assets (non-GAAP)	G/O	0.67%	0.68%	0.59%	0.67%	0.63%	0.65%	0.71%
Return on average total tangible assets, excluding restructuring charges and special items (non-GAAP)	H/O	0.67%	0.68%	0.67%	0.69%	0.69%	0.68%	0.65%

Citizens Financial Group, Inc.
44

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE YEAR ENDED DECEMBER 31,	
		4Q15	3Q15	2Q15	1Q15	4Q14	2015	2014
Efficiency ratio and efficiency ratio, excluding restructuring charges and special items:								
Net interest income (GAAP)		$870	$856	$840	$836	$840	$3,402	$3,301
Add: Noninterest income (GAAP)		362	353	360	347	339	1,422	1,678
Total revenue (GAAP)	C	$1,232	$1,209	$1,200	$1,183	$1,179	$4,824	$4,979
Efficiency ratio (non-GAAP)	E/C	65.76 %	66.02 %	70.02 %	68.49 %	69.88 %	67.56 %	68.12 %
Efficiency ratio, excluding restructuring charges and special items (non-GAAP)	F/D	65.76 %	66.02 %	66.70 %	67.65 %	67.11 %	66.52 %	68.70 %
Tangible book value per common share:								
Common shares - at end of period (GAAP)	P	527,774,428	527,636,510	537,149,717	547,490,812	545,884,519	527,774,428	545,884,519
Stockholders' equity (GAAP)		$19,399	$19,353	$19,339	$19,564	$19,268	$19,399	$19,268
Less: Goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Other intangible assets (GAAP)		3	3	4	5	6	3	6
Add: Deferred tax liabilities related to goodwill (GAAP)		480	465	450	434	420	480	420
Tangible common equity (non-GAAP)	Q	$13,000	$12,939	$12,909	$13,117	$12,806	$13,000	$12,806
Tangible book value per common share (non-GAAP)	Q/P	$24.63	$24.52	$24.03	$23.96	$23.46	$24.63	$23.46
Net income per average common share - basic and diluted, excluding restructuring charges and special items:								
Average common shares outstanding - basic (GAAP)	R	527,648,630	530,985,255	537,729,248	546,291,363	546,810,009	535,599,731	556,674,146
Average common shares outstanding - diluted (GAAP)	S	530,275,673	533,398,158	539,909,366	549,798,717	550,676,298	538,220,898	557,724,936
Net income available to common stockholders (GAAP)	I	$221	$213	$190	$209	$197	$833	$865
Net income per average common share - basic (GAAP)	I/R	0.42	0.40	0.35	0.38	0.36	1.55	1.55
Net income per average common share - diluted (GAAP)	I/S	0.42	0.40	0.35	0.38	0.36	1.55	1.55
Net income available to common stockholders, excluding restructuring charges and special items (non-GAAP)	J	221	213	215	215	217	864	790
Net income per average common share - basic, excluding restructuring charges and special items (non-GAAP)	J/R	0.42	0.40	0.40	0.39	0.40	1.61	1.42
Net income per average common share - diluted, excluding restructuring charges and special items (non-GAAP)	J/S	0.42	0.40	0.40	0.39	0.39	1.61	1.42
Pro forma Basel III fully phased-in common equity tier 1 capital ratio [1]:								
Common equity tier 1 (regulatory)		$13,389	$13,200	$13,270	$13,360	$13,173		
Less: Change in DTA and other threshold deductions (GAAP)		2	2	3	3	(6)		
Pro forma Basel III fully phased-in common equity tier 1 (non-GAAP)	T	$13,387	$13,198	$13,267	$13,357	$13,179		
Risk-weighted assets (regulatory general risk weight approach)		$114,084	$112,277	$112,131	$109,786	$105,964		
Add: Net change in credit and other risk-weighted assets (regulatory)		244	243	247	242	2,882		
Basel III standardized approach risk-weighted assets (non-GAAP)	U	$114,328	$112,520	$112,378	$110,028	$108,846		
Pro forma Basel III fully phased-in common equity tier 1 capital ratio (non-GAAP) [1]	T/U	11.7%	11.7%	11.8%	12.1%	12.1%		
Salaries and employee benefits, excluding restructuring charges and special items:								
Salaries and employee benefits (GAAP)	V	$402	$404	$411	$419	$397	$1,636	$1,678
Less: Restructuring charges and special items		(2)	—	6	(1)	1	3	44
Salaries and employee benefits, excluding restructuring charges and special items (non-GAAP)	W	$404	$404	$405	$420	$396	$1,633	$1,634

[1] Periods prior to 1Q15 reported on a Basel I basis. Basel III ratios assume certain definitions impacting qualifying Basel III capital, which otherwise will phase in through 2018, are fully phased-in. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.

Citizens Financial Group, Inc.™

45

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE YEAR ENDED DECEMBER 31,	
		4Q15	3Q15	2Q15	1Q15	4Q14	2015	2014
Outside services, excluding restructuring charges and special items:								
Outside services (GAAP)	X	$104	$89	$99	$79	$106	$371	$420
Less: Restructuring charges and special items		2	—	16	8	18	26	78
Outside services, excluding restructuring charges and special items (non-GAAP)	Y	$102	$89	$83	$71	$88	$345	$342
Occupancy, excluding restructuring charges and special items:								
Occupancy (GAAP)	Z	$74	$75	$90	$80	$81	$319	$326
Less: Restructuring charges and special items		—	—	15	2	5	17	16
Occupancy, excluding restructuring charges and special items (non-GAAP)	AA	$74	$75	$75	$78	$76	$302	$310
Equipment expense, excluding restructuring charges and special items:								
Equipment expense (GAAP)	BB	$67	$62	$65	$63	$63	$257	$250
Less: Restructuring charges and special items		—	—	—	1	1	1	4
Equipment expense, excluding restructuring charges and special items (non-GAAP)	CC	$67	$62	$65	$62	$62	$256	$246
Amortization of software, excluding restructuring charges and special items:								
Amortization of software	DD	$38	$35	$37	$36	$43	$146	$145
Less: Restructuring charges and special items		—	—	—	—	6	—	6
Amortization of software, excluding restructuring charges and special items (non-GAAP)	EE	$38	$35	$37	$36	$37	$146	$139
Other operating expense, excluding restructuring charges and special items:								
Other operating expense (GAAP)	FF	$125	$133	$139	$133	$134	$530	$573
Less: Restructuring charges and special items		—	—	3	—	2	3	21
Other operating expense, excluding restructuring charges and special items (non-GAAP)	GG	$125	$133	$136	$133	$132	$527	$552
Pre-provision profit, excluding restructuring charges and special items:								
Total revenue, excluding restructuring charges and special items (non-GAAP)	D	$1,232	$1,209	$1,200	$1,183	$1,179	$4,824	$4,691
Less: Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	810	798	801	800	791	3,209	3,223
Pre-provision profit, excluding restructuring charges and special items (non-GAAP)	HH	$422	$411	$399	$383	$388	$1,615	$1,468
Income before income tax expense (benefit), excluding restructuring charges and special items:								
Income before income tax expense (GAAP)	II	$331	$335	$282	$315	$283	$1,263	$1,268
Less: Income before income tax expense (benefit) related to restructuring charges and special items (GAAP)		—	—	(40)	(10)	(33)	(50)	119
Income before income tax expense, excluding restructuring charges and special items (non-GAAP)	JJ	$331	$335	$322	$325	$316	$1,313	$1,149
Income tax expense, excluding restructuring charges and special items:								
Income tax expense (GAAP)	KK	$110	$115	$92	$106	$86	$423	$403
Less: Income tax (benefit) related to restructuring charges and special items (GAAP)		—	—	(15)	(4)	(13)	(19)	44
Income tax expense, excluding restructuring charges and special items (non-GAAP)	LL	$110	$115	$107	$110	$99	$442	$359
Compass Gain - Chicago Divestiture								
Pre-tax net gain		$0	$0	$0	$0	$0	$0	$288
Add: Net of income tax expense (benefit)		—	—	—	—	—	—	(108)
After-tax net gain	MM	$0	$0	$0	$0	$0	$0	$180
Restructuring charges and special expense items include:								
Restructuring charges		$0	$0	$25	$1	$10	$26	$114
Special items		—	—	15	9	23	24	55
Restructuring charges and special expense items before income tax expense	NN	$0	$0	$40	$10	$33	$50	$169
Less: Income tax (benefit) related to restructuring charges and special items (GAAP)		—	—	(15)	(4)	(13)	(19)	(64)
Restructuring charges and special items, net of tax	OO	$0	$0	$25	$6	$20	$31	$105

		QUARTERLY TRENDS					FOR THE YEAR ENDED DECEMBER 31,		4Q15 v 3Q15 % Change	4Q15 v 4Q14 % Change	2015 vs 2014 % Change
		4Q15	3Q15	2Q15	1Q15	4Q14	2015	2014			
Operating leverage:											
Total revenue (GAAP)	C	$1,232	$1,209			$1,179	$4,824	$4,979	1.9%	4.5%	(3.1)%
Noninterest expense (GAAP)	E	$810	$798			$824	$3,259	$3,392	1.5%	(1.7)%	(3.9)%
Operating leverage (GAAP)	PP								**0.4%**	**6.2%**	**0.8%**
Operating leverage, excluding restructuring charges and special items:											
Total revenue, excluding restructuring charges and special items (non-GAAP)	D	$1,232	$1,209			$1,179	$4,824	$4,691	1.9%	4.5%	2.8%
Less: Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	$810	$798			$791	$3,209	$3,223	1.5%	2.4%	(0.4)%
Operating leverage, excluding restructuring charges and special items: (non-GAAP)	QQ								**0.4%**	**2.1%**	**3.3%**

Citizens Financial Group, Inc.™

46

Non-GAAP Reconciliation Table

(Excluding Chicago Divestiture)
$s in millions,

		FOR THE YEAR ENDED DECEMBER 31,				2015 Change from 2014	
		2015	2014	2013	2011	$	%
Adjusted net interest income, excluding Chicago adjustment:							
Net interest income (GAAP)	RR	$3,402	$3,301			($101)	(3)%
Less: Estimated Chicago Divestiture impact		—	26			26	100%
Adjusted net interest income, excluding Chicago adjustment (non-GAAP)	SS	$3,402	$3,275			($127)	(4)%
Adjusted noninterest income, excluding Chicago adjustment:							
Noninterest income, excluding special items (non-GAAP)	B	$1,422	$1,390			($32)	(2)%
Less: Estimated Chicago Divestiture impact		—	24			24	100%
Adjusted noninterest income, excluding Chicago adjustment (non-GAAP)	TT	$1,422	$1,366			($56)	(4)%
Adjusted total revenue, excluding Chicago adjustment:							
Total revenue, excluding special items (non-GAAP)	D	$4,824	$4,691			($133)	(3)%
Less: Estimated Chicago Divestiture impact - net interest income			26			26	100%
Less: Estimated Chicago Divestiture impact - noninterest income		—	24			24	100%
Adjusted total revenue, excluding Chicago adjustment (non-GAAP)	UU	$4,824	$4,641			($183)	(4)%
Adjusted noninterest expense, excluding Chicago adjustment:							
Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	$3,209	$3,223			$14	0 %
Less: Estimated Chicago Divestiture impact		—	42			42	100%
Adjusted noninterest expense, excluding Chicago adjustment (non-GAAP)	VV	$3,209	$3,181			($28)	(1)%
Net income, excluding goodwill impairment:							
Net income (loss) (GAAP)	G	$840	$865	($3,426)	$506		
Add: Goodwill impairment, net of income tax benefit (GAAP)		—	—	4,080	—		
Net income, excluding goodwill impairment (non-GAAP)	WW	$840	$865	$654	$506		
Net income, excluding goodwill impairment, restructuring charges and special items:							
Net income (loss) (GAAP)	G	$840	$865	($3,426)	$506		
Add: Goodwill impairment, restructuring charges and special items, net of income tax expense (benefit)		31	(75)	4,097	42		
Net income, excluding goodwill impairment, restructuring charges and special items (non-GAAP)	XX	$871	$790	$671	$548		
Return on average tangible common equity excluding goodwill impairment; return on average tangible common equity excluding goodwill impairment, restructuring charges and special items:							
Average common equity (GAAP)	K	$19,354	$19,399	$21,834	$23,137		
Less: Average goodwill (GAAP)		6,876	6,876	9,063	11,311		
Less: Average other intangibles (GAAP)		4	7	9	15		
Add: Average deferred tax liabilities related to goodwill (GAAP)		445	377	459	295		
Average tangible common equity (non-GAAP)	M	$12,919	$12,893	$13,221	$12,106		
Return on average tangible common equity (non-GAAP)	G/M	6.45%	6.71%	(25.91)%	4.18%		
Return on average tangible common equity excluding goodwill impairment (non-GAAP)	WW/M	6.45%	6.71%	4.95%	4.18%		
Return on average tangible common equity, excluding goodwill impairment, restructuring charges and special items (non-GAAP)	XX/M	6.69%	6.13%	5.08%	4.53%		
Return on average total tangible assets, excluding goodwill impairment :							
Average total assets (GAAP)	N	$135,070	$127,624	$120,866	$128,344		
Less: Average goodwill (GAAP)		6,876	6,876	9,063	11,311		
Less: Average other intangibles (GAAP)		4	7	9	15		
Add: Average deferred tax liabilities related to goodwill (GAAP)		445	377	459	295		
Average tangible assets (non-GAAP)	O	$128,635	$121,118	$112,253	$117,313		
Return on average total tangible assets, excluding goodwill impairment (non-GAAP)	WW/O	0.65%	0.71%	0.58%	0.43%		
Adjusted average deposits, excluding Chicago adjustment:							
Average deposits	YY	$99,154	$92,564			($6,590)	(7)%
Less: Estimated Chicago Divestiture impact - interest bearing deposits for sale		—	1,960			1,960	100%
Less: Estimated Chicago Divestiture impact - demand deposits		—	462			462	100%
Adjusted average deposits, excluding Chicago adjustment (non-GAAP)	ZZ	$99,154	$90,142			($9,012)	(10)%
Adjusted efficiency ratio, excluding Chicago adjustment:							
Adjusted net interest income, excluding Chicago adjustment	SS	$3,402	$3,275			($127)	(4)%
Add: Adjusted noninterest income, excluding Chicago adjustment	TT	1,422	1,366			($56)	(4)%
Adjusted total revenue, excluding Chicago adjustment (non-GAAP)	UU	$4,824	$4,641			($183)	(4)%
Adjusted efficiency ratio, excluding Chicago adjustment (non-GAAP)	VV/UU	66.52%	68.54%			(202) bps	
Adjusted efficiency ratio, excluding goodwill impairment, restructuring charges and special items (non-GAAP)	F/D	65.76%	68.70%	68.61%	65.71%		
Adjusted operating leverage, excluding Chicago adjustment:							
Adjusted total revenue, excluding Chicago adjustment	UU	$4,824	$4,641			($183)	(4)%
Less: Adjusted noninterest expense, excluding Chicago adjustment	VV	$3,209	$3,181			(28)	(1)%
Adjusted operating leverage, excluding Chicago adjustment	AAA						(3)%

Citizens Financial Group, Inc.™

47

Non-GAAP Reconciliation Table (Excluding Chicago Divestiture) $s in millions, 2015 2014 Adjusted net interest margin, excluding Chicago adjustment: Average interest earning assets (GAAP) BBB $122,950 $116,187 Less: Estimated - Chicago adjustment - 516 Earning assets CCC $122,950 $115,671 Earning asset yield DDD 3.12% 3.14% Calculated interest income (GAAP) $3,854 $3,664 Less: Estimated - Chicago adjustment - 21 Interest income excluding Chicago adjustment (non-GAAP) EEE $3,854 $3,643 Total Interest-bearing liabilities balance (GAAP) $86,256 $79,609 Less: Estimated - Chicago adjustment - 1,960 Less: Estimated replacement funding - deposits - (1,442) Interest-bearing liabilities FFF $86,256 $79,091 Interest-bearing liabilities rate GGG 0.52% 0.46% Calculated interest expense (GAAP) $452 $363 Add: Estimated - Chicago adjustment $0 $5 Interest expense excluding Chicago adjustment (non-GAAP) HHH $452 $368 Net interest income excluding Chicago adjustment (non-GAAP) III $3,402 $3,275 Adjusted net interest margin, excluding Chicago adjustment (non-GAAP) JJJ 2.75% 2.82% (7) bps 2015 Change from 2014 FOR THE YEAR ENDED DECEMBER 31,

Non-GAAP Reconciliation Table

Non-GAAP Reconciliation - Segments
$s in millions

		THREE MONTHS ENDED DECEMBER 31, 2015			
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:					
Net income (loss) (GAAP)	A	$67	$152	$2	$221
Less: Preferred stock dividends		—	—	—	—
Net income available to common stockholders	B	$67	$152	$2	$221
Return on average tangible common equity:					
Average common equity (GAAP)	C	$4,831	$4,787	$9,741	$19,359
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	468	468
Average tangible common equity (non-GAAP)	D	$4,831	$4,787	$3,330	$12,948
Return on average tangible common equity (non-GAAP):	B/D	5.50%	12.57%	NM	6.75%
Return on average total tangible assets:					
Average total assets (GAAP)	E	$54,065	$43,835	$38,398	$136,298
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	3	3
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	468	468
Average tangible assets (non-GAAP)	F	$54,065	$43,835	$31,987	$129,887
Return on average total tangible assets (non-GAAP)	A/F	0.49%	1.37%	NM	0.67%
Efficiency ratio:					
Noninterest expense (GAAP)	G	$624	$180	$6	$810
Net interest income (GAAP)		565	301	4	870
Noninterest income (GAAP)		226	107	29	362
Total revenue	H	$791	$408	$33	$1,232
Efficiency ratio (non-GAAP)	G/H	78.85%	44.02%	NM	65.76%

		THREE MONTHS ENDED SEPTEMBER 30, 2015			
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:					
Net income (loss) (GAAP)	A	$68	$145	$7	$220
Less: Preferred stock dividends		—	—	7	7
Net income available to common stockholders	B	$68	$145	$—	$213
Return on average tangible common equity:					
Average common equity (GAAP)	C	$4,791	$4,722	$9,748	$19,261
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	4	4
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	453	453
Average tangible common equity (non-GAAP)	D	$4,791	$4,722	$3,321	$12,834
Return on average tangible common equity (non-GAAP):	B/D	5.67%	12.24%	NM	6.60%
Return on average total tangible assets:					
Average total assets (GAAP)	E	$53,206	$43,113	$38,784	$135,103
Less: Average goodwill (GAAP)		—	—	$6,876	6,876
Average other intangibles (GAAP)		—	—	4	4
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	453	453
Average tangible assets (non-GAAP)	F	$53,206	$43,113	$32,357	$128,676
Return on average total tangible assets (non-GAAP)	A/F	0.51%	1.34%	NM	0.68%
Efficiency ratio:					
Noninterest expense (GAAP)	G	$623	$175	$—	$798
Net interest income (GAAP)		556	299	1	856
Noninterest income (GAAP)		235	100	18	353
Total revenue	H	$791	$399	$19	$1,209
Efficiency ratio (non-GAAP)	G/H	78.72%	43.75%	NM	66.02%

		THREE MONTHS ENDED JUNE 30, 2015			
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:					
Net income (loss) (GAAP)	A	$66	$135	($11)	$190
Less: Preferred stock dividends		—	—	—	—
Net income available to common stockholders	B	$66	$135	($11)	$190
Return on average tangible common equity:					
Average common equity (GAAP)	C	$4,681	$4,625	$10,085	$19,391
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	437	437
Average tangible common equity (non-GAAP)	D	$4,681	$4,625	$3,641	$12,947
Return on average tangible common equity (non-GAAP):	B/D	5.66%	11.69%	NM	5.90%
Return on average total tangible assets:					
Average total assets (GAAP)	E	$52,489	$42,617	$40,415	$135,521
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	437	437
Average tangible assets (non-GAAP)	F	$52,489	$42,617	$33,971	$129,077
Return on average total tangible assets (non-GAAP)	A/F	0.51%	1.27%	NM	0.59%
Efficiency ratio:					
Noninterest expense (GAAP)	G	$613	$181	$47	$841
Net interest income (GAAP)		544	286	10	840
Noninterest income (GAAP)		230	108	22	360
Total revenue	H	$774	$394	$32	$1,200
Efficiency ratio (non-GAAP)	G/H	79.25%	46.07%	NM	70.02%

		THREE MONTHS ENDED MARCH 31, 2015			
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:					
Net income (loss) (GAAP)	A	$61	$147	$1	$209
Less: Preferred stock dividends		—	—	—	—
Net income available to common stockholders	B	$61	$147	$1	$209
Return on average tangible common equity:					
Average common equity (GAAP)	C	$4,649	$4,526	$10,232	$19,407
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	422	422
Average tangible common equity (non-GAAP)	D	$4,649	$4,526	$3,773	$12,948
Return on average tangible common equity (non-GAAP):	B/D	5.30%	13.15%	NM	6.53%
Return on average total tangible assets:					
Average total assets (GAAP)	E	$51,602	$41,606	$40,117	$133,325
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	422	422
Average tangible assets (non-GAAP)	F	$51,602	$41,606	$33,658	$126,866
Return on average total tangible assets (non-GAAP)	A/F	0.48%	1.43%	NM	0.67%
Efficiency ratio:					
Noninterest expense (GAAP)	G	$596	$173	$41	$810
Net interest income (GAAP)		533	276	27	836
Noninterest income (GAAP)		219	100	28	347
Total revenue	H	$752	$376	$55	$1,183
Efficiency ratio (non-GAAP)	G/H	79.25%	46.01%	NM	68.49%

		THREE MONTHS ENDED DECEMBER 31, 2014			
		Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:					
Net income (loss) (GAAP)	A	$52	$140	$5	$197
Less: Preferred stock dividends		—	—	—	—
Net income available to common stockholders	B	$52	$140	$5	$197
Return on average tangible common equity:					
Average common equity (GAAP)	C	$4,756	$4,334	$10,119	$19,209
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	403	403
Average tangible common equity (non-GAAP)	D	$4,756	$4,334	$3,640	$12,730
Return on average tangible common equity (non-GAAP):	B/D	4.30%	12.76%	NM	6.12%
Return on average total tangible assets:					
Average total assets (GAAP)	E	$50,546	$40,061	$40,064	$130,671
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	403	403
Average tangible assets (non-GAAP)	F	$50,546	$40,061	$33,585	$124,192
Return on average total tangible assets (non-GAAP)	A/F	0.40%	1.38%	NM	0.63%
Efficiency ratio:					
Noninterest expense (GAAP)	G	$611	$180	$33	$824
Net interest income (GAAP)		536	283	21	840
Noninterest income (GAAP)		218	111	10	339
Total revenue	H	$754	$394	$31	$1,179
Efficiency ratio (non-GAAP)	G/H	81.09%	45.48%	NM	69.88%

Citizens Financial Group, Inc.™
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Non-GAAP Reconciliation Table

Non-GAAP Reconciliation - Segments
$s in millions

		FOR THE YEAR ENDED DECEMBER 31,							
		2015				2014			
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income available to common stockholders:									
Net income (loss) (GAAP)	A	$262	$579	($1)	$840	$182	$561	$122	$865
Less: Preferred stock dividends		—	—	7	7	—	—	—	—
Net income available to common stockholders	B	$262	$579	($8)	$833	$182	$561	$122	$865
Return on average tangible common equity:									
Average common equity (GAAP)	C	$4,739	$4,666	$9,949	$19,354	$4,665	$4,174	$10,560	$19,399
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	4	4	—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	445	445	—	—	377	377
Average tangible common equity (non-GAAP)	D	$4,739	$4,666	$3,514	$12,919	$4,665	$4,174	$4,054	$12,893
Return on average tangible common equity (non-GAAP)	B/D	5.53%	12.41%	NM	6.45%	3.90%	13.43%	NM	6.71%
Return on average total tangible assets:									
Average total assets (GAAP)	E	$52,848	$42,800	$39,422	$135,070	$48,939	$38,483	$40,202	$127,624
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	4	4	—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	445	445	—	—	377	377
Average tangible assets (non-GAAP)	F	$52,848	$42,800	$32,987	$128,635	$48,939	$38,483	$33,696	$121,118
Return on average total tangible assets (non-GAAP)	A/F	0.50%	1.35%	NM	0.65%	0.37%	1.46%	NM	0.71%
Efficiency ratio:									
Noninterest expense (GAAP)	G	$2,456	$709	$94	$3,259	$2,513	$652	$227	$3,392
Net interest income (GAAP)		2,198	1,162	42	3,402	2,151	1,073	77	3,301
Noninterest income (GAAP)		910	415	97	1,422	899	429	350	1,678
Total revenue	H	$3,108	$1,577	$139	$4,824	$3,050	$1,502	$427	$4,979
Efficiency ratio (non-GAAP)	G/H	79.02%	44.94%	NM	67.56%	82.39%	43.37%	NM	68.12%

Citizens Financial Group, Inc.™

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